Exhibit 10.19                              Colorado Springs, CO

                           PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT ("Agreement"), by and between Bishop Powers, Ltd., a Colorado Limited Partnership (hereinafter "Seller"), and AutoZone, Inc., a Nevada corporation (hereinafter "Purchaser"), is for the purpose of setting forth all terms and conditions for the sale of the real property described hereinafter. The total purchase price is Four Hundred Forty Thousand Dollars ($440,000.00), payable all cash at the time of closing, of which the earnest money in the amount of Five Thousand Dollars ($5,000.00) (hereinafter "Earnest Money") is a part. Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase upon the terms, conditions and contingencies set forth in this Agreement, the Property (hereinafter the "Property") situated in the City of Colorado Springs, County of El Paso, State of Colorado, described as follows:

     Lot 1, The Crossing at Palmer Park Filing No. 3, Colorado Springs, El Paso County, Colorado, containing 43,580 square feet, the configuration of which is shown on a copy of the plat thereof attached hereto as Exhibit "A".

TERMS, CONDITIONS AND CONTINGENCIES OF PURCHASE AND SALE:
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1.   ACCEPTANCE AND EFFECTIVE DATE In the event this Agreement is not accepted by Seller and returned to Purchaser on or before May 26, 2000, this Agreement to purchase shall be void. The Agreement shall be effective as of the date on which Purchaser receives a fully executed original of this Agreement (hereinafter "Effective Date"). Purchaser shall notify Seller and Escrow Agent within five (5) business days of the date of its receipt of a fully executed original of this Agreement.

2. DEPOSIT Within ten (10) days after the Effective Date, Purchaser's check for the Earnest Money shall be delivered to the escrow agent listed in the section hereof entitled "NOTICES" (hereinafter "Escrow Agent"), who shall hold the check uncashed until the opening of escrow. Upon the opening of escrow, the Earnest Money shall be deposited in escrow by the Escrow Agent.

3. CONDITIONS PRECEDENT In the event this Agreement is terminated by Purchaser under the section hereof entitled "OPTION TO CANCEL", then the Earnest Money shall be paid to Seller within fifteen (15) days thereafter, and the parties shall have no further liabilities or obligations to each other. In the event this Agreement is terminated on any other grounds provided in this Agreement, or in the event any contingency, condition, covenant or warranty set forth in this Agreement has not been eliminated or complied with to the satisfaction of Purchaser or expressly waived in writing by Purchaser, within the applicable time limit and pursuant to the provisions of this Agreement, then this Agreement may be declared null and void at Purchaser's option, and the Earnest Money deposit shall be returned to Purchaser within fifteen (15) days, the escrow and this Agreement shall be terminated and the parties shall have no further liabilities or obligations

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     to each other. Despite the foregoing and despite any other provision of this Agreement to the contrary, termination of this Agreement shall not relieve Purchaser or Seller from their respective obligations to pay fees and expenses incurred in connection with this Agreement as provided herein. Seller and Purchaser agree that Escrow Agent is hereby authorized to deliver the Earnest Money deposit and any other sums deposited with Escrow Agent in accordance with this Agreement.

4. ESCROW Within fifteen (15) calendar days after the Effective Date, an escrow shall be created by Escrow Agent, to consummate the purchase and sale specified herein, which escrow shall have a time limit of and shall close in the office of Escrow Agent on or before one hundred twenty (120) days following the Effective Date, unless extended as provided herein or unless extended in writing by the agreement of both parties. Within three
     (3) business days after opening of escrow, the Escrow Agent shall notify, in writing, Seller and Purchaser of the date of the opening of escrow. The escrow fees, and/or closing fees, if any, shall be paid one-half (1/2) by Seller and one-half (1/2) by Purchaser.

5. TITLE EXAMINATION Within ten (10) days following the opening of escrow, Purchaser shall, at Seller's cost, have the title to the Property and any easements appurtenant thereto examined and shall obtain a commitment for title insurance on the Property and any easements appurtenant thereto (hereinafter "Commitment"), together with complete and legible copies of all documents which create exceptions to title set forth therein, including, but not limited to covenants, conditions, restrictions, reservations, easements, rights and rights of way of record, liens, encumbrances and other matters of record. The policy of title insurance (hereinafter "Policy") shall be an ALTA Owner's Policy form approved by Purchaser, with standard exceptions deleted and with a liability in the amount of the total purchase price of the Property, and shall specifically insure the boundary lines of the Property and any easements appurtenant thereto, and shall be paid for by Seller. Said Policy shall contain, as additional coverage, a standard ALTA approved escalator clause in an amount to be determined by Purchaser for future improvements to the property, which shall be paid for by Purchaser.

          Purchaser shall have the right to object to any Defect of Title (as defined herein) which appears in the Title Commitment or the Survey (as hereinafter described). Information contained in the Title Commitment and/or the Survey (hereinafter referred to as the "Title Documents") and which renders title to the Property unmerchantable or which makes the Property unsuitable for Purchaser's Intended Use are defined as a "Defect of Title". Any objection to a Defect of Title must be in writing and must be received by Seller no later than thirty (30) days following Purchaser's receipt of the last of (i) the Title Commitment, or, (ii) the Survey (the "Objection Period"). Purchaser's failure to provide Seller with written notice of an objection to any Defect of Title appearing in the Title Documents within the Objection Period shall be deemed to be a waiver by Purchaser of any objection it might otherwise have; and all such title

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     matters shall become "Permitted Exceptions." Notwithstanding the foregoing, if a Defect of Title is not revealed in the Title Documents and is discovered by Purchaser after the close of the Objection Period, Purchaser shall have until five (5) days after the date of its discovery of the Defect of Title or the date of Closing, whichever is earlier, to provide Seller with notice of its objection to the Defect of Title. If Seller receives timely written notice from Purchaser of a Defect of Title, Seller shall have the right, in its sole discretion, to (a) correct or cure the Defect of Title, (b) with the approval of Purchaser, obtain title insurance over the Defect of Title through title policy endorsement or otherwise, or
     (c) notify Purchaser that Seller does not intend to cure or insure over the Defect of Title. If Seller is unable or unwilling to cure or insure over a Defect of Title, Purchaser shall have the right to either (a) terminate this Agreement and its obligations hereunder, or (b) waive its objection to the Defect of Title. If Purchaser elects to terminate this Agreement, the Escrow Agent shall return the Earnest Money to Purchaser and neither party shall have any further obligation hereunder. If Seller elects to correct or cure the Defect of Title, Seller shall pursue such correction or cure in a diligent manner. If Purchaser elects to waive its objection to the Defect of Title, the title matter objected to shall thereafter be considered a "Permitted Exception." A Defect of Title, regardless of its disposition under this Section, shall not result in a reduction of the Purchase Price.

6.   INTENTIONALLY OMITTED

7. TRANSFER OF TITLE Purchaser's obligations under this Agreement are contingent upon Purchaser receiving from Seller clear, marketable and insurable fee simple title to the Property, free of any and all unacceptable exceptions to title and all leasehold interests, liens and encumbrances of record or not of record, and with the warranties of Seller subject only to the Permitted Exceptions which also will appear as exceptions in the Policy to be issued pursuant to the section of this Agreement entitled "TITLE EXAMINATION". If Seller fails to meet this obligation, Purchaser may terminate this Agreement and/or exercise any other right Purchaser may have to legal and equitable relief.

          The Property shall be conveyed by a good and sufficient special warranty deed (hereinafter "Deed"), acceptable to Purchaser's counsel, running to Purchaser or Nominee. The Property description to be used in the Deed to Purchaser shall be the platted legal description provided with the Survey (as defined hereinafter).

          Seller shall pay the cost of any state and documentary stamps to be attached to the Deed in accordance with requirements of all lawful governmental authorities. Seller shall pay the cost for preparation and recordation of the Deed. If Purchaser obtains a loan on the Property, then Purchaser is to pay all expenses incident thereto.

          Prior to the closing of escrow, Seller shall furnish Escrow Agent Seller's tax identification number and any other information requested by Escrow Agent in order to comply with any reporting requirements. Seller shall execute and deliver to Escrow Agent, at or prior to closing, a

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     customary seller's affidavit and such other documents as may be reasonably requested by Escrow Agent and/or the title insurer in order to close the purchase and sale and issue the Policy as required in this Agreement.

          Seller covenants and agrees that, at or prior to closing, Seller shall, at Seller's expense, cause all encumbrances, judgments and other liens against the Property securing indebtedness, except for current year real estate taxes not yet due and payable, any current installments of any special assessments, and any indebtedness of Purchaser, to be fully released and discharged of record insofar as they affect or may affect the Property.

8. NOMINEE Without being relieved of any liability under this Agreement, Purchaser reserves the right to take title to the Property in a name or Nominee other than itself.

9. PRORATIONS, ADJUSTMENTS AND EXPENSES Real estate taxes shall be prorated as of the date of closing and passing of the deed based on the taxes levied in the current year, if levied, and if not, based on the taxes levied during the previous year based on the number of days in Seller's and Purchaser's respective period of ownership during the present year. For the purposes of calculating such prorations at closing, the value of any improvements on the portion of the property retained by Seller shall be excluded and any such taxes assessed on the improvements on the Property shall be prorated based on the number of days in Seller's and Purchaser's respective periods of ownership during the present year. All unpaid real estate taxes for years prior to the date of closing shall be paid in full at closing by Seller. Installments of any and all general or special assessments levied against the Property and payable for years prior to closing, if any, shall be paid in full by Seller at closing and current installments of such assessments levied against the Property and payable in the year of closing, if any, shall be prorated at closing. Installments of any and all general or special assessments for years following closing shall be the sole responsibility of Purchaser. If requested, Seller shall provide to Escrow Agent copies of the last paid tax receipts on the Property prior to closing. This paragraph shall survive the close of escrow.

          If the Property is assessed as a part of a larger tax parcel, then Purchaser and Seller hereby agree to cooperate to divide the Property out of the larger tax parcel as soon as possible after the close of escrow. For the purposes of closing, no real estate tax proration shall be made at closing. Until a division of the tax parcel is made, Seller hereby covenants and agrees to pay prior to delinquency all real estate taxes levied against the entire tax parcel from and after the close of Escrow and to promptly furnish Purchaser with copies of all tax bills, assessments, valuations and other tax notices. Within thirty (30) days of the receipt of a copy of the paid tax bill, Purchaser hereby covenants and agrees to reimburse Seller for Purchaser's proportionate share of the real estate taxes based on the ratio of the total square footage of the Property to the total square footage of the entire parcel covered by any bill for such taxes multiplied by a fraction of which the numerator is the number of days in Purchaser's period of ownership and the denominator is the number of

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     days in that year. The value of any improvements to the portion of the property retained by Seller shall be executed and any such taxes assessed on the improvements on the Property shall be prorated based on the number of days in Seller's and Purchaser's respective periods of ownership. Should Seller fail to pay the real estate taxes and assessments levied against the entire tax parcel prior to delinquency, then Purchaser may elect to pay such taxes. Seller hereby covenants and agrees to reimburse Purchaser for the amounts so expended by Purchaser, including attorney's fees, within ten
     (10) days of Seller's receipt of Purchaser's written request for reimbursement. Should Seller fail to reimburse Purchaser for the amounts so expended, Purchaser may proceed with a lawsuit to recover said amounts, including attorney's fees, and/or file a lien against Seller's property for said amounts, including attorney's fees. This paragraph shall survive the close of escrow.

          All rentals, interest on encumbrances assumed by Purchaser and utility and operating expenses, if any, shall be prorated as of the date of closing and passing of the deed based on the number of days in Seller's and Purchaser's respective period of ownership during the present year. Seller shall, at the date of closing, provide Escrow Agent with final billings for all utility services to the Property which billings are to be paid by Escrow Agent from Seller's proceeds of the sale.

10. USE For the purpose of this Agreement, Purchaser's intended initial use of the Property is defined as: construction of a store building and related improvements acceptable to Purchaser and operation therein of a retail store selling automotive parts, supplies and accessories. Nothing contained in this section or this Agreement other than those restrictions set forth in the "Declaration" referred to in Exhibit "B" attached hereto and made a part hereof shall be construed to limit Purchaser's right to use the Property for any lawful purpose. Purchaser acknowledges that in accordance with the provisions of the Declaration, Seller will have certain approval rights, including the right to approve development plans and plans and specifications for improvements prior to their submission to the City. Purchaser shall not permit any development plan to become final and binding on the Property or Seller until after Closing. Purchaser shall be solely responsible for obtaining the City's approval of Purchaser's development plan, and Seller will cooperate with Purchaser's efforts to obtain the City's approval of Purchaser's development plan as approved by Seller. The Seller and Purchaser shall cooperate with one another in a reasonable manner to the end that the Closing occurs as contemplated by this Agreement. All approvals required to be obtained by either party pursuant to this Agreement shall be sought in a reasonable manner and acted upon diligently and expeditiously. Whenever the provisions of this Agreement require one party to obtain the other party's approval, such approval shall not be unreasonably withheld or delayed. Each party shall use its good faith efforts to satisfy all the conditions to its performance of this Agreement.

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11.  ZONING AND PERMITS Purchaser is to have until one hundred fifteen (115)
     days following the Effective Date to receive all authorizations and permits, including, but not limited to, curb cut, building and renovation approvals, permits, zoning and subdivision interpretations and confirmations, and all variances, utility permits, authorizations and easements necessary for Purchaser's intended use as described herein ("Approvals", collectively, hereinafter). If, by such date, Purchaser has not received or is denied or refused any such Approvals necessary to assure Purchaser that the Property is suitable for Purchaser's intended use of the Property, as determined in Purchaser's discretion, or if the necessary Approvals are granted subject to any conditions that Purchaser deems unacceptable prior to such date, then Purchaser may, by furnishing written notice to Seller and Escrow Agent prior to the date of closing of escrow, either terminate this Agreement or extend the date for the close of escrow an additional thirty (30) days, to attempt to obtain said Approvals. This thirty (30) day extension period shall be followed by two (2) additional thirty (30) day extension periods if, by the end of the first or second thirty (30) day extension period, Purchaser has not received or is denied or refused any such Approvals necessary to assure Purchaser that the Property is suitable for Purchaser's intended use of the Property, as determined in Purchaser's discretion, or if the necessary Approvals are granted subject to any conditions that Purchaser deems unacceptable. If Purchaser does not receive all of the necessary Approvals as aforesaid prior to the end of the third thirty (30) day extension period, Purchaser may terminate this Agreement, or the parties may further extend this Agreement by mutual written agreement. Purchaser agrees to act in good faith, diligently and timely prosecute, and use its reasonable efforts to seek any Approvals.

          If subdivision or replatting of the Property is required by any applicable governmental authority as a part of the permitting process, then Purchaser shall perform the subdivision or replatting required at Purchaser's cost prior to the closing of escrow. If, as a condition of the permitting process, the said governmental authority requires the dedication of a portion of the Property or the imposition of any restrictions or easements, or imposes any other requirements or conditions that are unsatisfactory to Purchaser as determined by Purchaser in Purchaser's sole discretion, then Purchaser may terminate this Agreement by written notice to the Seller.

 12. INTENTIONALLY OMITTED

13. SURVEY AND INVESTIGATION Within thirty (30) days after the opening of escrow, Seller shall deliver to Purchaser a survey of the Property ("Survey") which complies with the "Boundary and Topographical Survey Requirements" of Purchaser as are set forth in Exhibit "C" attached hereto and made a part hereof. The Survey shall be certified to Purchaser, the Title Company, any lender designated by Purchaser, and Seller. The Survey shall contain a certification of the surveyor sufficient for deletion of the standard survey exception from the Title Commitment. Seller shall pay for the costs of the Survey, not to exceed Two Thousand Dollars ($2,000.00), and Purchaser shall pay for the balance of such cost exceeding

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     Two Thousand Dollars ($2,000.00), provided however, that any credit Seller may receive from the survey company for any amounts previously paid the survey company for survey work done on the Property shall be treated for the purposes of this sentence as though it was a cost incurred by Seller for the Survey.

          Purchaser may, at Purchaser's cost, conduct or have conducted any environmental audits, assessments, reports, studies and any soil borings and/or laboratory tests containing information required by Purchaser's architects and engineers, including, but not limited to tests for hydrocarbons, Hazardous Materials (as hereinafter defined), asbestos, or other hazardous chemicals and pollutants in order to determine whether the Property is acceptable to Purchaser (hereinafter, collectively "Investigation"). Seller shall allow and assure Purchaser and Purchaser's contractors the right of access to inspect the Property and perform the Survey and Investigation. Purchaser shall have forty five (45) days after receipt of said Survey and Investigation results to notify Seller, in writing, of any conditions shown by said Survey and Investigation results which are unacceptable to Purchaser. If Seller and Purchaser cannot agree in writing on terms, conditions and time limits for removing and/or curing any such unacceptable conditions, or if Seller fails to remove and/or cure all such unacceptable conditions, as provided in such agreement, then Purchaser may terminate this Agreement by delivering written notice to Seller. Notwithstanding the foregoing, if the results of any Phase I Environmental Audit or Assessment or any other reports or tests for Hazardous Materials are unacceptable to Purchaser, then Purchaser may terminate this Agreement by furnishing written notice of termination to Seller.

          Purchaser hereby agrees to indemnify, defend, and hold Seller harmless from and against any and all losses, damages, causes or action, claims, liabilities, cost and expenses suffered or incurred by Seller as a direct result of the Investigation. The foregoing shall not include, however, any cost, expense, claim or liability arising out of or in any way related to the discovery or disturbance of contaminated soil, asbestos, or any other Hazardous Material as defined herein.

14. DAMAGE OR LOSS OF THE PROPERTY The risk of loss or damage to the Property and any improvements thereon until the delivery of the Deed or termination of occupancy by Seller, whichever occurs last, is assumed by Seller. This contingency shall survive the closing of escrow.

          In case of any loss or damage by fire or otherwise to the improvements, if any, now existing on the Property between the date hereof and the final consummation of sale, Purchaser may, at Purchaser's option, either terminate this Agreement by written notice to Seller and Escrow Agent, or Purchaser may complete the purchase of the Property in which case Purchaser shall receive the benefit of any insurance proceeds paid or to be paid for such loss or damage. Seller shall promptly notify Purchaser and Escrow Agent of any such loss or damage occurring prior to the closing of escrow.

 15. RESTRICTIVE COVENANTS
     Seller and Purchaser hereby covenant and agree for themselves, their

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     successors and assigns that, at or prior to closing, Seller shall execute the amendment to the existing "Declaration" for the Center in form attached as Exhibit "B", which is a fully negotiated part of this Agreement, and said agreement shall be recorded, at Purchaser's expense, with the recordation of the Deed.

16. DELIVERY OF THE PROPERTY Seller shall deliver vacant possession of the Property to Purchaser at closing subject to the warranties made in Section 20 of this Agreement, which shall survive the close of escrow for a period of two (2) years thereafter.

17. BUILDINGS, EQUIPMENT, AND PERSONAL PROPERTY No buildings, equipment or personal property are included in the sale of the Property.

18. UTILITIES If adequate utilities and related facilities, including water, stormwater and sanitary sewage disposal, telephone service and energy sources to service the Property and improvements thereto for Purchaser's intended use and easements therefor are not available to the sole satisfaction of the Purchaser, Purchaser may terminate this Agreement by written notice to Seller.

19. ATTACHMENTS Exhibits "A", "B" and "C" attached hereto shall be deemed a part hereof.

20. REPRESENTATIONS AND WARRANTIES OF SELLER (A) By acceptance of this Agreement, Seller warrants that, to the best of Seller's knowledge, Seller has not received, nor is Seller aware of any notification from any building, safety or health department, or any other governmental or quasi-governmental authority or official requiring any work to be done on the Property or the improvements thereto. Seller further warrants and agrees that Seller will promptly furnish Purchaser copies of any and all such notices received by Seller prior to the closing of escrow. Upon learning of any work required by any such authority or official to the Property or the improvements thereto, Purchaser shall have ten (10) days to advise Seller of any such work that is objectionable to Purchaser, and unless Seller performs such work prior to the closing of escrow, Purchaser may elect to terminate this Agreement or to complete the purchase of the Property.

          (B) Seller warrants and represents to Purchaser that, to the best of Seller's knowledge, there are no storage tanks, foundations, footings, or any other underground improvements remaining within the Property. Except as may otherwise be provided for or disclosed herein, and except for those matters that are subject to Purchaser's control, to the best of Seller's actual knowledge without investigation, as of the date of this Contract, the Property may be used for Purchaser's Intended Use.

          (C) Purchaser and Seller agree that if any city, county, state, federal or municipal body or any other authority having such powers shall initiate a rezoning and/or condemnation of the Property or any part thereof throughout the duration of this escrow, Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent. Seller warrants that, to the best of Seller's knowledge, Seller is not aware nor has Seller received any notification of any proposed rezoning or condemnation of the Property, and that Seller will promptly furnish Purchaser and Escrow Agent copies of all such notices

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     received by Seller prior to the closing of escrow. If, prior to the closing of escrow, Purchaser shall discover any other proposed governmental action (such as, but not limited to any proposed changes to the street right of ways located adjacent to the Property or to the road network in the vicinity of the Property) which would, in Purchaser's opinion, impair Purchaser's use of the Property for the purposes described in this Agreement, then Purchaser may terminate this Agreement by written notice to Seller and Escrow Agent.

          (D) To the best of Seller's actual knowledge without investigation, as of the date of this Contract and as of the date of Closing, the Property (including land, surface water, ground water and improvements) is now and will then be free of all contamination, including (i) any "hazardous waste", "underground storage tanks", "petroleum", "regulated substance", or "used oil" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 9601, et seq.) as amended, or by any regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601, et seq.) as amended, or by any regulations promulgated thereunder (including, but not limited to, asbestos and radon); (iii) any "oil, petroleum products, and their byproducts", as defined by C.R.S. 1973 ss. 25-17-101 et seq., as amended, or by any regulations promulgated thereunder; (iv) any "hazardous waste" as defined by the Colorado Waste Act, C.R.S. 1973 ss. 25-15-101, et seq., or by any regulations promulgated thereunder; (v) any substance the presence of which on, in or under the Property is prohibited by any law similar to those set forth above; and
     (vi) any other substance which by law, regulation or ordinance requires special handling in its collection, storage, treatment or disposal.

          (E) No leases or service contracts encumber any part of the Property or limit Seller's right to sell and convey the Property. In addition, Seller warrants and represents that, to the best of Seller's knowledge, there is no litigation, whether threatened or filed, or other such dispute affecting any part of the Property or any interest therein. Should Seller receive notice or otherwise become aware of any such threatened or instituted litigation or dispute, Seller agrees to immediately notify Purchaser and to work diligently with Purchaser to bring the litigation or dispute to a resolution.

          (F) Seller has the sole right, legal power and authority to enter into this Agreement, and the sole right, legal power and authority to convey the Property in accordance with the terms and conditions of this Agreement.

          (G) All requisite corporate or partnership actions have been taken and satisfied by the Seller to authorize the execution and performance of this Agreement, and such actions will be taken at or before closing so as to allow the consummation of the transaction contemplated herein.

          (H) The individual(s) executing this Agreement, on behalf of Seller, has (or have) the right, legal power and actual authority to bind the Seller to the terms and conditions of this Agreement.

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          For purposes of this Section 20, "to the best of Seller's knowledge"
     shall mean to the best of the knowledge of Robert E. Thrailkill and John A. Alsko, who are the President and Secretary, respectively, of Bishop Capital Corporation, the general partner of Seller, and to the best of the knowledge of any current employee of Seller.

21. REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser hereby covenants, warrants and represents to Seller that:

          (A) Purchaser has the sole right, legal power and authority to enter into this Agreement, and the sole right, legal power and authority to purchase the Property in accordance with the terms and conditions of this Agreement.

          (B) All requisite corporate or partnership actions have been taken and satisfied by the Purchaser to authorize the execution and performance of this Agreement, and such actions will be taken at or before closing so as to allow the consummation of the transaction contemplated herein.

          (C) The individual(s) executing this Agreement, on behalf of Purchaser, has (or have) the right, legal power and actual authority to bind the Purchaser to the terms and conditions of this Agreement.

22. NOTICES Any and all notices required or permitted to be given under this Agreement shall be in writing, postage and/or shipping and delivery pre-paid and shall be sent by U.S. Postal Service Certified Mail with return receipt requested or via a national overnight courier service requiring a signature upon delivery (such as Federal Express) to:

         SELLER:                                  PURCHASER:
         -------                                  ----------

                                                  If by U.S. Postal Service
                                                  -------------------------
                                                  Certified Mail:
                                                  ---------------
         Bishop Powers, Ltd.                      AutoZone, Inc.
         c/o Bishop Capital Corporation           Real Estate Dept. 8340
         716 College View Drive                   P.O. Box 2198
         Riverton, WY 82501                       Memphis, TN  38101-2198
         Attn: Robert E. Thrailkill               Attn: Brad Denzin

         WITH A COPY TO:
         ---------------
         Flynn  McKenna Wright & Karsh, LLC
         111 South Tejon, Suite 202
         Colorado Springs, CO 80919
         Attn:  R. Tim McKenna



         ESCROW AGENT:                            If by Overnight Courier:
         -------------                            ------------------------
         First American Security Title Guaranty   AutoZone, Inc.
         5995 Greenwood Plaza Blvd., Suite 110    Real Estate Dept. 8340
         Greenwood Village, CO  80111             60 Madison Avenue - 10th Floor
         Attn: John Ellis                         Memphis, TN  38103
                                                  Attn: Brad Denzin

23. OPTION TO CANCEL By written notice to Seller and Escrow Agent, and, unless terminated for any of the reasons provided in this Agreement, upon forfeiture of the Earnest Money, Purchaser may cancel this Agreement at any time for any reason during the term of this Agreement or during any extension of this Agreement. Said written notice shall release both Purchaser and Seller from this Agreement and neither shall have any further obligations under this Agreement.

24. BROKERS Seller represents and warrants to Purchaser that, other than Highland Commercial Group, LLC, ("Broker"), no broker or finder has been engaged by Seller in connection with any of the transactions contemplated by this Agreement. Seller further represents and warrants that no person or entity, other than Broker, now claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Seller because of such transactions. Seller agrees to pay Broker a commission equal to eight percent (8%) of the Purchase Price, which commission shall not be earned or payable until the occurrence of the Closing and Seller's receipt of the Purchase Price. In the event of a termination of this Agreement, Broker shall have no right to share in the Earnest Money Deposit if retained by Seller. Purchaser represents and warrants to Seller that no broker or finder has been engaged by Purchaser in connection with any of the transactions contemplated by this Agreement. Purchaser further represents that no person or entity, other than Broker, claims or will claim any commission, finder's fee or other amounts by, through, under or as a result of any relationship with Purchaser because of such transactions. Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including reasonable attorneys' fees, resulting from any breach of the representations and warranties contained in this Section.

25. PRIOR AGREEMENTS This Agreement supersedes any and all prior Agreements between the parties regarding the Property and is the entire agreement between the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

26. ATTORNEY'S FEES In the event there is any litigation between the parties arising out of or in connection with this Agreement and/or the Property, then the prevailing party shall be entitled to receive, in addition to any other relief that may be awarded, an award of its court costs and attorney's fees as determined by the court hearing the litigation.

27. GENERAL PROVISIONS

          (A) Seller agrees not to alter or encumber, in any way, Seller's title to the Property after Seller's execution of this Agreement without the prior written consent of the Purchaser.

          (B) Seller's execution, delivery or performance of this Agreement is not prohibited by, and will not cause a default in any other agreement, covenant, document, or instrument applicable to the Property.

          (C) This Agreement shall not be strictly construed against Purchaser as the draft or writing of Purchaser or because of any presumption in connection with terms favorable to, or dictated by Purchaser.

          (D) This Agreement may be executed in counterpart originals, each of which shall have the effect of an original.

          (E) Time is of the essence of this Agreement.

          (F) This Agreement shall be governed by the internal laws of the State of Colorado without regard to and excluding the principles of conflicts of laws.



     The Purchaser agrees to purchase the Property upon and subject to the terms, conditions and contingencies herein stated. The undersigned Purchaser further agrees to save, defend, and hold Seller harmless against any claims, conflicts, liens or disputes for brokerage commission that might arise out of Seller's execution of this Agreement, and which are the result of Purchaser's actions.

                                     PURCHASER: AutoZone, Inc., a
                                     Nevada corporation

                                     By:
                                         /s/ Wm. David Gilmore
                                         ---------------------
                                     Title:  Vice President

                                     By:
                                         /s/ Brett D. Easley
                                         -------------------
     DATE:  May 18, 2000             Title:  Senior Vice President
           --------------


          The Seller hereby agrees to sell said Property upon and subject to the terms, conditions and contingencies herein stated.

                                     SELLER: Bishop Powers, Ltd., a Colorado
                                     Limited Partnership

                                     By:
                                        /s/  Robert E. Thrailkill
                                        -------------------------
                                     Title:  President

                                     By:
                                        -------------------------

     DATE:May 23,2000                Title:
          -----------                      ----------------------


                               AGREEMENT OF BROKER


The undersigned, as Broker hereunder, acknowledges and agrees that Section 24 of the foregoing Agreement correctly sets forth the understanding and agreement between Broker, Seller and Purchaser relating to the payment of a commission resulting from the sale of the Property.

BROKER:  Highland Commercial Group, LLC


By:
   /s/ James E. Spittler, Jr.
  ---------------------------

Its:     Member
    -------------------------

                                    EXHIBIT A
                                       To
                           Purchase and Sale Agreement

                               (Copy of Plat Map)

                                    EXHIBIT B
                                       To
                           Purchase and Sale Agreement

                           (Amendment to Declaration)

                                    EXHIBIT C
                                       To
                           Purchase and Sale Agreement

                (Boundary and Topographical Survey Requirements)